Exhibit 1.1

PerkinElmer, Inc.

$2,300,000,000

0.550% Senior Notes due 2023

0.850% Senior Notes due 2024

1.900% Senior Notes due 2028

2.250% Senior Notes due 2031

UNDERWRITING AGREEMENT

September 8, 2021

Underwriting Agreement

September 8, 2021

Goldman Sachs & Co. LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the several Underwriters

Named in Schedule A hereto

Ladies and Gentlemen:

Introductory. PerkinElmer, Inc., a Massachusetts corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (each, an “Underwriter” and collectively, the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 0.550% Senior Notes due 2023 (the “2023 Notes”), $800,000,000 aggregate principal amount of the Company’s 0.850% Senior Notes due 2024 (the “2024 Notes”), $500,000,000 aggregate principal amount of the Company’s 1.900% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Company’s 2.250% Senior Notes due 2031 (the “2031 Notes” and together with the 2023 Notes, the 2024 Notes and the 2028 Notes, the “Notes”). Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The offering of the Notes is being conducted in connection with the transactions contemplated by the Agreement and Plan of Merger, dated July 25, 2021 (the “Merger Agreement”), by and among the Company, Burton Acquisition I, Inc. (“Merger Sub I”), Burton Acquisition II, Inc. (“Merger Sub II”), BioLegend, Inc. and Gene Lay, solely in his capacity as the stockholder representative thereunder, providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub I with and into BioLegend (the “First Merger”), with BioLegend surviving the First Merger as a wholly owned subsidiary of the Company, and, immediately following the First Merger, and as part of the same overall transaction as the First Merger, the merger of BioLegend with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company. The aggregate purchase price payable by the Company in the Merger is approximately $5.25 billion, subject to certain working capital and other adjustments. The offering of the Notes is not conditioned upon the consummation of the Merger.

The Notes will be issued pursuant to an indenture, dated as of October 25, 2011 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture to the Base Indenture, to be dated September 10, 2021 between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes, to be dated September 10, 2021, will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-230425), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of senior debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the consolidated financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:30 p.m. (New York City time) on September 8, 2021 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “described,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the

Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 8, 2021, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act.

(d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (as defined in Rule 433 of the Securities Act), as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act; the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will be in the form contemplated by the Indenture and will have been duly executed by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(l) Description of the Notes and the Indenture. The Notes and the Indenture conform, or will conform, in all material respects to the descriptions thereof contained in the Registration Statement, Disclosure Package and the Prospectus.

(m) Accuracy of Statements. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities” and “Material U.S. Federal Tax Considerations”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly and accurately present and summarize, in all material respects, the matters referred to therein.

(n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree other than any such loss or interference that would not reasonably be expected to result in a Material Adverse Effect (as defined below) and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, business, properties, results of operations or prospects of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(o) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to certain consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent public accounting firm registered with the Public Company Accounting Oversight Board.

(p) Preparation of the Financial Statements. The consolidated financial statements together with the related notes and schedules thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such consolidated financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The selected financial data included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(q) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on (i) the financial condition, business, properties, results of operations or prospects of the Company and its subsidiaries, considered as one entity or (ii) the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture and the Notes (each, a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (except, in the case of any foreign Significant Subsidiary, for directors’ qualifying shares and except as otherwise disclosed in or contemplated by the Disclosure Package or the Prospectus). The Company does not have any subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K which is required to be so listed.

(r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances).

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation, charter and by-laws, or analogous constituent documents, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable (each, a “Governmental Entity”), except, with respect to clauses (ii) and (iii) only, for such violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, the Supplemental Indenture, the Base Indenture and the Notes and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the articles of incorporation, charter or by-laws, or analogous constituent documents, of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery or performance of this Agreement, the Supplemental Indenture, the Base Indenture and the Notes or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as may be required by the securities laws of foreign jurisdictions or such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, in each case where any such action, suit or proceeding, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(u) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists, and the Company is not aware of any material existing or imminent labor disturbance or unfair labor practice complaint.

(v) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its subsidiaries own or possess or can acquire on reasonable terms valid rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except any such failures to own, or possess or acquire on reasonable terms the rights to use, such Intellectual Property that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, there are no material legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company or its subsidiaries (i) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or its subsidiaries, or (iii) alleging that the operation of the Company’s or its subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(w) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets that are material to the Company and its subsidiaries taken as a whole, in each case free and clear of any liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary that are material to the Company and its subsidiaries taken as a whole are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(y) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, except where a default to make such filings or payments would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made appropriate provisions in the applicable consolidated financial statements referred to in Section 1(p) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(z) Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(aa) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. To the Company’s knowledge, (i) all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect and (ii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(bb) Cybersecurity. (i)(x) To the Company’s knowledge, after due inquiry, there has been no security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data, equipment or technology (collectively, “IT Systems and Data”), except for those, in the case of this clause (i)(x), that have been remedied without material cost or liability or the duty to notify any other person, and (y) the Company and its subsidiaries have not been notified of, and have no knowledge, after due inquiry, of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except for those, in the case of this clause (i)(y), that individually or in the aggregate would not have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes.

(dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(ee) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (B) the U.K. Bribery Act 2010 (the “Bribery Act”) or (C) any other applicable anti-bribery or anti-corruption law or (ii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(gg) No Conflict with OFAC Laws. None of the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is (A) an individual or an entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including without limitation the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (each, a “Sanctioned Country”), or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental

Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no notice, proceeding, investigation or other communication by any person or entity, in each case, alleging actual or potential noncompliance with or liability under or relating to any Environmental Law (including liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past) pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law (collectively, “Environmental Claims”), except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present, or anticipated actions, activities, circumstances, conditions, events or incidents, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against or liability of the Company or any of its subsidiaries under or relating to any Environmental Law, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(ii) Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any related capital or operating expenditures). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that, as of the Closing Date, such associated costs and liabilities would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(jj) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable laws related to such employee benefit plans. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any other entity that, together with the Company or such subsidiary, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the

“Internal Revenue Code”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, and no such plan is in “at-risk status” (as defined under ERISA), except as disclosed in the Disclosure Package. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except as disclosed in the Disclosure Package. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Sections 4980B or 4980D of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

(kk) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Internal Controls and Procedures. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus, to the best knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(mm) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(nn) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(oo) Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of, each of the Company, Merger Sub I and Merger Sub II, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and equitable principles of general applicability.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the consummation of the transactions contemplated by this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company (a) in the case of the 2023 Notes, at a purchase price of 99.714% of the principal amount thereof, (b) in the case of the 2024 Notes, at a purchase price of 99.488% of the principal amount thereof, (c) in the case of the 2028 Notes, at a purchase price of 99.303% of the principal amount thereof and (d) in the case of the 2031 Notes, at a purchase price of 99.047% of the principal amount thereof, the aggregate principal amount of Notes set forth opposite their names on Schedule A hereto, payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, counsel for the Underwriters (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on September 10, 2021, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing during the Prospectus Delivery Period of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 were received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus

Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws with respect to the distribution of the Notes and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

(k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

(m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer, stamp and other similar taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of any paying agent, registrar, depositary and the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xi) the costs and expense of the Company relating to investor presentations on any road show prior to the launch of the offering or in connection with the marketing of the Notes, including without limitation, expenses associated with the production of any road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the roadshow and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or, to the best knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the Closing Date.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(e) Opinion and 10b-5 Statement of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion and 10b-5 negative assurance statement, dated as of such Closing Date, of (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, the form of which is attached as Exhibit A-1, and (ii) Joel Goldberg of the Company, the form of which is attached hereto as Exhibit A-2.

(f) Opinion and 10b-5 Statement of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion and 10b-5 negative assurance statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(g) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(v) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Effect; and

(vi) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(h) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(i) Clearance and Settlement. The Notes shall be eligible for clearance and settlement through the Depositary.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 17, 18, and 21 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, other than by reason of default by any of the Underwriters, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, through the Representatives, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in (b) hereof. The indemnity agreement set forth in this (a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third, seventh and eighth paragraphs under “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this (b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 17, 18, 20 and 21 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of the Notes; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9, 17, 18, 20 and 21 shall survive such termination and remain in full force and effect.

Section 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

BofA Securities, Inc.

1540 Broadway

NY8-540-26-02

New York, NY 10036-4039

Attention: High Grade Debt Capital Markets Transaction

Management/Legal

Fax: 212-901-7881

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Facsimile: 212-834-6081

Attention: Investment Grade Syndicate Desk, 3rd floor

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-450-6131

Attention: John G. Crowley

If to the Company:

PerkinElmer, Inc.

940 Winter Street

Waltham, Massachusetts 02451

Attention: General Counsel

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, NW

Washington, DC 20006

Facsimile: 202-663-6000

Attention: Erika L. Robinson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

Section 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 20,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21. General Provisions. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall constitute an original signature for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PERKINELMER, INC.

By:	/s/ Joel S. Goldberg
Name: Joel S. Goldberg
Title: Senior Vice President, Administration, General Counsel, Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

GOLDMAN SACHS & CO. LLC BOFA SECURITIES, INC. J.P. MORGAN SECURITIES LLC WELLS FARGO SECURITIES, LLC

Acting as Representatives of the several Underwriters named in the attached Schedule A.

Goldman Sachs & Co. LLC

By:	/s/ Ashley Everett
Name: Ashley Everett
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Schedule A

Underwriters	Aggregate Principal Amount of the 2023 Notes to be Purchased	Aggregate Principal Amount of the 2024 Notes to be Purchased	Aggregate Principal Amount of the 2028 Notes to be Purchased	Aggregate Principal Amount of the 2031 Notes to be Purchased
Goldman Sachs & Co. LLC	$200,000,000	$320,000,000	$200,000,000	$200,000,000
BofA Securities, Inc.	62,500,000	100,000,000	62,500,000	62,500,000
J.P. Morgan Securities LLC	62,500,000	100,000,000	62,500,000	62,500,000
Wells Fargo Securities, LLC	62,500,000	100,000,000	62,500,000	62,500,000
Mizuho Securities USA LLC	25,000,000	40,000,000	25,000,000	25,000,000
PNC Capital Markets LLC	25,000,000	40,000,000	25,000,000	25,000,000
TD Securities (USA) LLC	25,000,000	40,000,000	25,000,000	25,000,000
U.S. Bancorp Investments, Inc.	25,000,000	40,000,000	25,000,000	25,000,000
Citigroup Global Markets Inc.	7,500,000	12,000,000	7,500,000	7,500,000
HSBC Securities (USA) Inc.	5,000,000	8,000,000	5,000,000	5,000,000

Total	$500,000,000	$800,000,000	$500,000,000	$500,000,000

Sch I-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated September 8, 2021

ANNEX II

Company Additional Written Communication

Presentation of the Company dated September 7, 2021

Electronic road show of the Company dated September 8, 2021

EXHIBIT A-1

Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

September [•], 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the several Underwriters

Re: PerkinElmer, Inc.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 5(e) of the Underwriting Agreement, dated September [•], 2021 (the “Underwriting Agreement”), among PerkinElmer, Inc., a Massachusetts corporation (the “Company”), and the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), for whom you are acting as Representatives. All capitalized terms used and not specifically defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

We have acted as counsel for the Company in connection with the issuance and sale by the Company to the Underwriters of $[•] million aggregate principal amount of its [•]% Senior Notes due 2023 (the “2023 Notes”), $[•] million aggregate principal amount of its [•]% Senior Notes due 2024 (the “2024 Notes), $[•] million aggregate principal amount of its [•]% Senior Notes due 2028 (the “2028 Notes”) and $[•] million aggregate principal amount of its [•]% Senior Notes due 2031 (together with the 2023, 2024 and 2028 Notes, the “Notes”). The Notes are to be issued pursuant to an indenture, dated as of October 25, 2011 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture dated September [•], 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) by and between the Company and the Trustee.

As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (File No. 333-230425) filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Act”), on March 21, 2019. Such Registration Statement, in the form in which it became effective, including the documents incorporated by reference therein and the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act, is referred to herein as the “Registration Statement,” and the prospectus dated March 21, 2019 forming a part of the Registration Statement, including the documents incorporated by reference therein, is referred to as the “Base Prospectus.” The preliminary prospectus supplement dated September [•], 2021, including the documents incorporated by reference therein, as filed with the Commission pursuant to Rule 424(b)(5) under the Act on September [•], 2021, is referred to herein as the “Preliminary Prospectus Supplement” and the final prospectus supplement dated September [•], 2021, including the documents incorporated by reference therein, as filed with the Commission pursuant to Rule 424(b)(5) under the Act on September [•], 2021, is referred to as the “Final Prospectus Supplement.” The Base Prospectus and the Final Prospectus Supplement are collectively referred to herein as the “Prospectus.” The final term sheet dated September [•], 2021, relating to the offering of the Notes, as filed with the Commission pursuant to Rule 433 on September [•], 2021, is referred to herein as the “Term Sheet.” As used herein, (i) the term “Effective Date” shall refer to the most recent applicable date on which the Registration Statement became effective under the Act and (ii) the term “Disclosure Package” shall refer to the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement and the Term Sheet, all considered together. As used herein, the term “Initial Sale Time” shall refer to [•] [a.m./p.m.] (New York time) on September [•], 2021.

In rendering the opinions below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

a)	the Restated Articles of Organization of the Company (the “Charter”);

b)	the Amended and Restated By-laws of the Company (the “By-laws”);

c)	the records of actions and meetings of shareholders of the Company, the Board of Directors of the Company and the committees of the Board of Directors of the Company;

d)	the Registration Statement;

e)	the Disclosure Package;

f)	the Prospectus;

g)	the Term Sheet;

h)	the Notes;

i)	the Indenture;

j)	the Underwriting Agreement; and

k)

the corporate proceedings taken by the Company in connection with the authorization, execution and issuance of the Notes and in connection with the authorization, execution and delivery of the Underwriting Agreement and the Indenture.

The documents identified in paragraphs (h) through (j) above are herein referred to as the “Transaction Documents.”

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate records of the Company provided to us by the Company.

In rendering the opinions below, we have relied to the extent we deemed appropriate, as to all questions of fact material to this opinion, upon certificates of public officials and certificates, statements and representations of officers and other representatives of the Company, representations made in the Underwriting Agreement and statements contained in the Prospectus. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters. Without limiting the foregoing, we have not searched any electronic databases or the dockets of any court, administrative body, regulatory or governmental agency or any other filing office in any jurisdiction in connection with the preparation of this letter.

We have assumed the due execution and delivery by the Underwriters, pursuant to due authorization, of the Transaction Documents, to the extent party thereto, and that the Underwriters have all requisite power and authority to effect the transactions contemplated by such agreements. We have also assumed that each of the Transaction Documents and all other instruments executed and delivered in connection therewith are the valid and binding obligations of each party thereto other than the Company and are enforceable against such other parties in accordance with their respective terms. We have assumed the due execution and delivery, pursuant to due authorization, of the Indenture by the Trustee, that the Trustee has all requisite power and authority to effect the transactions contemplated by the Indenture, and that the Trustee or an authenticating agent for the Trustee has duly authenticated the Notes pursuant to the Indenture. We have also assumed that the Indenture is the valid and binding obligation of the Trustee and is enforceable against the Trustee in accordance with its terms. We do not render any opinion as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party (other than the Applicable Laws (as defined below) as to the Company) to the Transaction Documents.

Our opinion expressed in paragraph 1 below as to the valid existence and good standing of the Company is based solely on a certificate of legal existence issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts, as set forth on Exhibit B attached hereto, a copy of which has been made available to your counsel, and our opinion with respect to such matters is rendered solely as of the date of such certificate and limited accordingly. We express no opinion as to the tax good standing of the Company in any jurisdiction.

Our opinions below are qualified to the extent that they may be subject to or affected by (x) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, usury or similar laws relating to or affecting the rights or remedies of creditors generally, (y) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (z) general principles of equity, including the availability of any equitable or specific remedy, or the successful assertion of any equitable defense. We assume that (i) there has been no mistake of fact or misunderstanding, or fraud, duress, or undue influence in connection with the negotiation, execution or delivery of the Transaction Documents and (ii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Transaction Documents. We also express no opinion herein as to any provision of any Transaction Document (a) which may be deemed or construed to waive any right of the Company that may not be effectively waived under applicable law, (b) to the effect that rights and remedies are not exclusive, and to the effect that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of a Transaction Document on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or misconduct, (g) relating to powers of attorney, (h) which provides that the terms of any Transaction Document may not be waived or modified except in writing and (i) relating to choice of law or consent to jurisdiction.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Transaction Documents will be identical to the facts and law governing its performance on the date of this opinion.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the State of New York (and, solely with respect to paragraphs 8 and 9 below, the state laws of the Commonwealth of Massachusetts), the Massachusetts Business Corporation Act and the federal laws of the United States of America (collectively, the “Applicable Laws”). We express no opinion with respect to any foreign laws, and we express no opinion as to the validity or enforceability of any Transaction Documents, including, without limitation, the exercise of any remedies thereunder, under the laws of any foreign jurisdiction.

We express no opinion herein with respect to (i) the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction or (ii) the by-laws or any rules or other regulations of the Financial Industry Regulatory Authority, Inc. In addition, we express no opinion and, except as set forth below in the second-to-last paragraph hereof, make no statement herein with respect to the antifraud laws or regulations or any foreign trade or national security laws or regulations, including any relating to the Committee on Foreign Investments in the United States, of any jurisdiction.

We express no opinion and, except as set forth below in the second-to-last paragraph hereof, make no statement herein with respect to any document incorporated by reference into the Disclosure Package or the Prospectus.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.

The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the Disclosure Package and the Prospectus, and to perform its obligations under the Transaction Documents.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.

The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

4.

The Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company for issuance and sale pursuant to the Underwriting Agreement and the Indenture, and, when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

5.	The Transaction Documents conform in all material respects as to legal matters to the descriptions thereof contained in the Disclosure Package and the Prospectus.

6.

The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, are correct in all material respects.

7.

The statements set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Tax Considerations” insofar as such statements constitute matters of U.S. federal tax law are correct in all material respects.

8.

The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company under the indemnification section of the Underwriting Agreement, as to which we express no opinion), do not (A) violate the provisions of the Charter or By-laws, (B) conflict with or constitute a breach of, or Default or Debt Repayment Triggering Event under, or result in the imposition of any lien on the Company’s property or the property of any of its subsidiaries pursuant to, the agreements or indentures listed on Exhibit A attached hereto or (C) violate any United States federal, New York state or Massachusetts state law, rule or regulation that in our experience is normally applicable in transactions of the type contemplated by the Transaction Documents. Our opinion in the preceding sentence relating to the agreements or indentures binding on the Company or any of its subsidiaries does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

9.

No consent, approval, authorization or other order of, or registration or filing with, any U.S. federal, New York state or Massachusetts state court or other U.S. federal, New York state or Massachusetts state governmental or regulatory authority or agency, is required under the Applicable Laws for the execution and delivery of the Underwriting Agreement and the Indenture by the Company, or the issuance and delivery of the Notes, or consummation by the Company of the transactions contemplated thereby and by the Disclosure Package and the Prospectus, except (i) such as may be required under the Act and the rules and regulations of the Commission thereunder, the Trust Indenture Act and the rules and regulations of the Commission thereunder and the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder and (ii) such as may be required under applicable state securities or Blue Sky laws.

10.

The Company is not, and immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11.	The Prospectus has been filed in a manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

The foregoing opinions are provided to you, as Representatives of the Underwriters, as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. These opinions are based upon currently existing statutes, rules, regulations and judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

The Registration Statement has become effective under the Act and, to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued, (b) no proceedings for that purpose are pending before or threatened by the Commission, and (c) the Company has not received any notice of objection of the Commission to use of the Registration Statement.

In addition to the opinions provided above, we confirm to you as follows: In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement, Disclosure Package and the Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the independent registered public accounting firm of the Company, during which the contents of the Registration Statement, Disclosure Package and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Registration Statement, Disclosure Package and the Prospectus are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Disclosure Package or the Prospectus (except to the extent expressly set forth in opinions 5, 6, and 7 above), subject to the foregoing and based on such participation and discussions:

a)

each of the Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Final Prospectus Supplement (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no view) appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

b)

no facts have come to our attention that have caused us to believe that (i) any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (a) above); (ii) the Disclosure Package, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above) or (iii) the Prospectus, as of the date of the Final Prospectus Supplement, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above).

This letter is rendered only to you, in your capacity as Representatives of the Underwriters, and is solely for the benefit of the Underwriters, in their respective capacities as such, in connection with the issuance and sale of the Notes by the Company. This letter may not be relied upon by the Underwriters for any other purpose, nor may this letter be provided to, or quoted to or relied upon by any other person or entity.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:
Erika L. Robinson, a Partner

EXHIBIT A

Credit Agreement, dated as of August 24, 2021, among PerkinElmer, Inc., PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.à r.l. and PerkinElmer Health Sciences B.V. as Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer, the Lenders party thereto and the other L/C Issuers party thereto.

Term Loan Credit Agreement, dated as of August 11, 2021, among PerkinElmer, Inc., Bank of America, N.A. as Administrative Agent and the Lenders party thereto.

Indenture dated as of October 25, 2011 between PerkinElmer, Inc. and U.S. Bank National Association.

Third Supplemental Indenture, dated as of July 19, 2016, among PerkinElmer, Inc., U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent.

Fifth Supplemental Indenture, dated as of September 12, 2019, by and between PerkinElmer, Inc. and U.S. Bank National Association, as trustee.

Sixth Supplemental Indenture, dated as of March 8, 2021, by and between PerkinElmer, Inc. and U.S. Bank National Association, as trustee.

EXHIBIT B

EXHIBIT A-2

Form of Opinion of the Company’s General Counsel

September [•], 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the several Underwriters

Re: PerkinElmer, Inc.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 5(e) of the Underwriting Agreement, dated September [•], 2021 (the “Underwriting Agreement”), among PerkinElmer, Inc., a Massachusetts corporation (the “Company”), and the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), for whom you are acting as Representatives. All capitalized terms used and not specifically defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

I am the General Counsel of the Company and in that capacity have acted as counsel for the Company in connection with the issuance and sale by the Company to the Underwriters of $[•] million aggregate principal amount of its [•]% Senior Notes due 2023 (the “2023 Notes), [•]% Senior Notes due 2024 (the “2024 Notes), $[•] million aggregate principal amount of its [•]% Senior Notes due 2028 (the “2028 Notes”) and $[•] million aggregate principal amount of its [•]% Senior Notes due 2031 (together with the 2023 Notes, 2024 Notes and 2028 Notes, the

“Notes”). The Notes are to be issued pursuant to an indenture, dated as of October 25, 2011 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture dated September [•], 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) by and between the Company and the Trustee.

As such counsel, I have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (File No. 333-230425) filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Act”), on March 21, 2019. Such Registration Statement, in the form in which it became effective, including the documents incorporated by reference therein and the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act, is referred to herein as the “Registration Statement” and the base prospectus dated March 21, 2019 forming a part of the Registration Statement, including the documents incorporated by reference therein, is referred to as the “Base Prospectus.” The preliminary prospectus supplement dated September [•], 2021, including the documents incorporated by reference therein, as filed with the Commission pursuant to Rule 424(b)(5) under the Act on September [•], 2021, is referred to herein as the “Preliminary Prospectus Supplement” and the final prospectus supplement dated September [•], 2021, including the documents incorporated by reference therein, as filed with the Commission pursuant to Rule 424(b)(5) under the Act on September [•], 2021, relating to the Notes, is referred to as the “Final Prospectus Supplement.” The Base Prospectus and the Final Prospectus Supplement are collectively referred to herein as the “Prospectus.” The final term sheet dated September [•], 2021, relating to the offering of the Notes, as filed with the Commission pursuant to Rule 433 on September [•], 2021, is referred to herein as the “Term Sheet.” As used herein, (i) the term “Effective Date” shall refer to the most recent applicable date on which the Registration Statement became effective under the Act and (ii) the term “Disclosure Package” shall refer to the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement and the Term Sheet, all considered together. As used herein, the term “Initial Sale Time” shall refer to [__:__] [a.m./p.m.] (New York time) on September [•], 2021.

In rendering the opinion below, I have examined and relied upon:

(a)	the Restated Articles of Organization of the Company (the “Charter”);

(b)	the Amended and Restated By-laws of the Company (the “By-laws”);

(c)	the records of actions and meetings of shareholders, the Board of Directors of the Company and the committees of the Board of Directors of the Company;

(d)	the Registration Statement;

(e)	the Disclosure Package;

(f)	the Prospectus;

(g)	the Term Sheet;

(h)	the Notes;

(i)	the Indenture;

(j)	the Underwriting Agreement; and

(k)

the corporate proceedings taken by the Company in connection with the authorization, execution and issuance of the Notes and in connection with the authorization, execution and delivery of the Underwriting Agreement and the Indenture.

The documents identified in paragraphs (h) through (j) above are herein referred to as the “Transaction Documents.”

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of such original documents and the completeness and accuracy of the corporate and stock records of the Company.

In rendering this opinion, I have relied to the extent I deemed appropriate, as to all questions of fact material to this opinion, upon certificates of public officials and certificates, statements and representations of officers and other representatives of the Company, representations made in the Underwriting Agreement and statements contained in the Prospectus. I have not conducted any independent investigation of, or attempted to verify independently, such factual matters. Without limiting the foregoing, I have not searched any electronic databases or the dockets of any court, administrative body, regulatory or governmental agency or any other filing office in any jurisdiction in connection with the preparation of this letter.

I have assumed the due execution and delivery by the Underwriters, pursuant to due authorization, of the Transaction Documents, to the extent party thereto, and that the Underwriters have all requisite power and authority to effect the transactions contemplated by such agreements. I have also assumed that each of the Transaction Documents and all other instruments executed and delivered in connection therewith are the valid and binding obligations of each party thereto other than the Company and are enforceable against such other parties in accordance with their respective terms. I have assumed the due execution and delivery, pursuant to due authorization, of the Indenture by the Trustee, that the Trustee has all requisite power and authority to effect the transactions contemplated by the Indenture, and that the Trustee or an authenticating agent for the Trustee has duly authenticated the Notes pursuant to the Indenture. I have also assumed that the Indenture is the valid and binding obligation of the Trustee and is enforceable against the Trustee in accordance with its terms. I do not render any opinion as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party (other than the Applicable Laws (as defined below) as to the Company) to the Transaction Documents.

For purposes of my opinion rendered below, I have assumed that the facts and law governing the future performance by the Company of its obligations under the Transaction Documents will be identical to the facts and law governing its performance on the date of this opinion.

I express no opinion herein as to the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America (collectively, the “Applicable Laws”). To the extent that any other laws govern any of the matters as to which I express an opinion herein, I have assumed for purposes of this opinion, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and I express no opinion as to whether such assumption is reasonable or correct.

I also express no opinion herein with respect to (i) the securities or Blue Sky laws of any State or other jurisdiction of the United States or of any foreign jurisdiction or (ii) the by-laws or any rules or other regulations of the Financial Industry Regulatory Authority, Inc. In addition, I express no opinion and, except as set forth below in the second-to-last paragraph hereof, make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, I am of the opinion that the Company possesses such material certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary for the Company to conduct its business as it is currently being conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

The foregoing opinion is provided to you, as Representatives of the Underwriters, as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and I disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinion set forth herein.

In addition to the opinion provided above, I confirm to you as follows: In the course of acting as General Counsel of the Company in connection with the preparation of the Registration Statement, Disclosure Package and the Prospectus, I have participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the independent registered public accounting firm of the Company, during which the contents of the Registration Statement, Disclosure Package and the Prospectus were discussed. Based on such participation and discussions:

(a)

I am not aware of any action, proceeding or litigation pending or threatened against the Company or any of its subsidiaries before any court or governmental or administrative agency or body that is required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations thereunder to be described in any document filed by the Company under the Exchange Act that is incorporated by reference in the Disclosure Package and the Prospectus that is not so described; and

(b)

no facts have come to my attention that have caused me to believe that (i) any part of the Registration Statement (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, the Trustee’s Statement of Eligibility on Form T-1 and information relating to the Underwriters and the method of distribution of the Notes by the Underwriters included or incorporated by reference therein or omitted therefrom, as to which I express no view), when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (b)(i) above) or (iii) the Prospectus, as of the date of the Final Prospectus Supplement, or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (b)(i) above).

This letter is rendered only to you, as Representatives of the Underwriters, and is solely for the benefit of the Underwriters in connection with the issuance and sale of the Notes by the Company. This letter may not be relied upon by the Underwriters for any other purpose, nor may this letter be provided to, or quoted to or relied upon by any other person or entity.

Very truly yours,

By:
Joel S. Goldberg
Senior Vice President, Administration, General Counsel and Secretary

[Signature Page to General Counsel Opinion]

EXHIBIT B

Final Term Sheet

Free Writing Prospectus

Filed pursuant to Rule 433

To Prospectus dated March 21, 2019

Preliminary Prospectus Supplement dated September 8, 2021

Registration Statement File No. 333-230425

PerkinElmer, Inc.

Pricing Term Sheet

Offering of:

$500,000,000 0.550% Notes due 2023

$800,000,000 0.850% Notes due 2024

$500,000,000 1.900% Notes due 2028

$500,000,000 2.250% Notes due 2031

(the “Offering”)

The information in this pricing term sheet relates to the Offering and should be read together with the preliminary prospectus supplement dated September 8, 2021 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated March 21, 2019, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-230425). Capitalized terms used but not defined herein, with respect to the Offering, have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	PerkinElmer, Inc.

Trade Date: Settlement Date: Security Type:	September 8, 2021 T+2; September 10, 2021 Senior Unsecured Notes

Offering Format:	SEC Registered

Principal Amount:	2023 Notes: $500,000,000 2024 Notes: $800,000,000 2028 Notes: $500,000,000 2031 Notes: $500,000,000

Maturity Date:	2023 Notes: September 15, 2023 2024 Notes: September 15, 2024 2028 Notes: September 15, 2028 2031 Notes: September 15, 2031

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, beginning March 15, 2022

Coupon:	2023 Notes: 0.550% 2024 Notes: 0.850% 2028 Notes: 1.900% 2031 Notes: 2.250%

US Treasury Benchmark:	2023 Notes: 0.125% due August 31, 2023 2024 Notes: 0.375% due August 15, 2024 2028 Notes: 1.125% due August 31, 2028 2031 Notes: 1.250% due August 15, 2031

US Treasury Benchmark Price and Yield:	2023 Notes: 99-26 1/8 / 0.218% 2024 Notes: 99-27 3/4 / 0.421% 2028 Notes: 100-03 / 1.111% 2031 Notes: 99-07 / 1.334%

Spread to US Treasury Benchmark:	2023 Notes: + 35 basis points 2024 Notes: + 45 basis points 2028 Notes: + 80 basis points 2031 Notes: + 95 basis points

Yield to Maturity:	2023 Notes: 0.568% 2024 Notes: 0.871% 2028 Notes: 1.911% 2031 Notes: 2.284%

Price to Public:	2023 Notes: 99.964% of the principal amount 2024 Notes: 99.938% of the principal amount 2028 Notes: 99.928% of the principal amount 2031 Notes: 99.697% of the principal amount

Optional Redemption Provision:

Make-Whole Call:

2023 Notes: We may not redeem the 2023 Notes prior to September 15, 2022

2024 Notes: We may not redeem the 2024 Notes prior to September 15, 2022

2028 Notes: Prior to July 15, 2028 (the date that is two months prior to the maturity date), make whole call at Treasury Rate plus 15 bps

2031 Notes: Prior to June 15, 2031 (the date that is three months prior to the maturity date), make whole call at Treasury Rate plus 15 bps

Par Call:

2023 Notes: At any time on or after September 15, 2022

2024 Notes: At any time on or after September 15, 2022

2028 Notes: At any time on or after July 15, 2028

2031 Notes: At any time on or after June 15, 2031

Special Mandatory Redemption:	In the event that we do not consummate the acquisition of BioLegend, Inc. on or prior to January 31, 2022 or the Agreement and Plan of Merger for such acquisition entered into on July 25, 2021 is terminated at any time prior to such date, we will be required to redeem all of the 2023 Notes, 2024 Notes, 2028 Notes and 2031 Notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

Change of Control:	Upon the occurrence of a change of control triggering event, we may be required to offer to repurchase all or a portion of the notes at a price equal to 101% of principal plus accrued and unpaid interest to, but excluding, the repurchase date.

CUSIP / ISIN:	2023 Notes: 714046 AK5 / US714046AK57 2024 Notes: 714046 AL3 / US714046AL31 2028 Notes: 714046 AM1 / US714046AM14 2031 Notes: 714046 AN9 / US714046AN96

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Day Count Convention:	30/360

Joint Book-Running Managers:	Goldman Sachs & Co. LLC BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Mizuho Securities USA LLC PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc.

The issuer has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The issuer files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuer’s prospectus in the registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) on the SEC’s web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you, when available, the prospectus supplement and the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 BofA Securities, Inc. toll-free at +1-800-294-1322, J.P. Morgan Securities LLC collect at +1-212-834-4533 or Wells Fargo Securities, LLC toll-free at +1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by PerkinElmer, Inc. on September 8, 2021 relating to its prospectus dated March 21, 2019.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.